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                                                                    EXHIBIT 99.1


                            [BRIGHT HORIZONS LOGO]



FOR IMMEDIATE RELEASE

INVESTOR CONTACT:
Elizabeth Boland: 617-577-8020

MEDIA CONTACT:
Ilene Hoffer:     617-577-8020



                    BRIGHT HORIZONS FAMILY SOLUTIONS REPORTS
                            39% GROWTH IN NET INCOME

             Technology companies embrace Y2K child care initiative

CAMBRIDGE, MA - (October 21, 1999) - Bright Horizons Family Solutions, Inc. (Nasdaq: BFAM) today announced financial results for the quarter and nine months ended September 30, 1999.

Revenues for the third quarter increased 15% to $61.1 million from $53.2 million for the quarter ended September 30, 1998. Net income for the third quarter of 1999 increased 39% to $1.9 million, or $0.15 per diluted share, from $1.3 million, or $0.11 per diluted share, excluding merger costs of $5.4 million net of tax, or $0.48 per diluted share recorded in the quarter ended September 30, 1998.

Revenues for the nine months ended September 30, 1999 increased 17% to $180.6 million from $154.3 million for the nine months ended September 30, 1998. Net income for the current nine-month period increased 38% to $5.9 million, or $0.46 per diluted share, from $4.2 million, or $0.34 per diluted share, for the nine months ended September 30, 1998, excluding the effects of non-recurring merger costs in 1998.

"We are very pleased with the strong net income growth and the addition of 37 new centers over the past twelve months, including ten family centers opened this quarter," said Chief Executive Officer Roger Brown. "We closed four centers in the quarter in accordance with our plan to exit centers that cannot meet our threshold economic returns while sustaining our high quality standards."

 "We are excited to add America On-Line, Cisco Systems and Microsoft to our list of companies that will be using our "Y2Kids" program. "Y2Kids" provides round-the-clock child care during the changeover to the year 2000," Brown stated. "New family center commitments from Charles Schwab, Cisco Systems, the International Monetary Fund, GE Medical Systems and Synovus join new centers which opened this quarter for Warner Lambert, Lotus Development Corp. and Motorola.


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Commented Brown, "We are now the dominant partner of the nations' leading technology companies who we believe will continue to rapidly embrace work-site child care as a way to find and keep the best and the brightest people despite fierce competition for talent.

"I am also very enthusiastic about the creation of our new division, Bright Horizons Backup Solutions, the nation's largest provider of back-up child care at the work-site. Backup Solutions is headed up by Divisional Vice President Susan Brenner, Ed.D., a well-respected leader in the early childhood education field with over twenty years of experience in the field. Susan developed the first dedicated back-up center in the nation to be accredited, our first center for Chase Manhattan Bank in 1992, and has created programs for clients including Lands' End, Solomon Smith Barney, SEI, First Union and First USA. Backup Solutions operates 37 backup programs nationwide. With another 14 backup centers in our pipeline, we see terrific growth prospects for this division in the years to come," said Brown.

During the quarter ended September 30, 1999, the Company repurchased a total of 325,000 shares, at an average price of $14.41 per share, under the stock repurchase program announced in July 1999. In October 1999, the Board of Directors authorized an additional 750,000 shares for repurchase, and the Company will continue to be active in the stock repurchase program from time to time in accordance with applicable securities regulations in open market or privately negotiated transactions. The actual number of shares purchased, the timing of purchases and the prices paid will depend on future market conditions. The shares repurchased will be available for use under the Company's Stock Option Plan to minimize dilution to existing shareholders.

Bright Horizons Family Solutions is the nation's leading provider of employer-sponsored child care, early education and work/life consulting services and was recently honored by the Child Care Action Campaign for its pioneering role in improving the quality of child care in the nation. The company manages 291 family centers for more than 220 clients in 34 states and the District of Columbia. Among Bright Horizons Family Solutions' clients are many of the nation's leading companies, including 68 Fortune 500 companies and 42 of the "100 Best Companies for Working Mothers," as recognized by Working Mother magazine. Bright Horizons Family Solutions commenced operations on July 24, 1998, upon completion of the merger of Bright Horizons (formerly Nasdaq: BRHZ) and CorporateFamily Solutions (formerly Nasdaq: CFAM). Visit the Bright Horizons Family Solutions website at www.brighthorizons.com.

This press release contains forward-looking statements, which involve a number of risks and uncertainties. Bright Horizons Family Solutions' actual results may vary significantly from the results anticipated in these forward-looking statements as a result of certain factors that are discussed in detail in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.



                                (table to follow)
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                        BRIGHT HORIZONS FAMILY SOLUTIONS
                         SELECTED FINANCIAL INFORMATION
                                   (Unaudited)
                      (in thousands except per share data)

                                                                     Three months ended
                                                      9/30/99                   9/30/98
                                                     --------                  --------
Revenues                                             $ 61,139        100.0%    $ 53,181         100.0%

Cost of services                                       52,774         86.3%      46,272          87.0%
                                                     ----------------------    -----------------------
Gross profit                                            8,365         13.7%       6,889          13.0%
Selling, general and
  administrative expenses                               5,172          8.5%       4,742           8.9%
Amortization                                              229          0.4%         172           0.4%
Other charges (1)                                           0          0.0%       7,500          14.1%
                                                     ----------------------    -----------------------
Income (loss) from operations                           2,964          4.8%      (5,525)        -10.4%

Net interest income                                       211          0.4%         317           0.6%
                                                     ----------------------    -----------------------
Income (loss) before income taxes                       3,175          5.2%      (5,208)         -9.8%

Income tax (provision) benefit                         (1,299)        -2.1%       1,159           2.2%
                                                     ----------------------    -----------------------
Net income (loss)                                    $  1,876          3.1%    $ (4,049)         -7.6%
                                                     ======================    =======================

                    PER SHARE DATA:

Net income (loss) per share - basic                  $   0.15                  $  (0.36)
                                                     ========                  ========
Weighted average number of common
 shares outstanding                                    12,104                    11,207
                                                     ========                  ========
Net income (loss) per share - diluted                $   0.15                  $  (0.36)
                                                     ========                  ========
Weighted average number of common and
  common equivalent shares                             12,608                    11,207
                                                     ========                  ========
                PRO FORMA INFORMATION:

Pro forma net income excluding non-recurring item    $  1,876                  $  1,345
                                                     ========                  ========
Pro forma net income per share - diluted             $   0.15                  $   0.11
                                                     ========                  ========
Weighted average number of common and
  common equivalent shares                             12,608                    12,328
                                                     ========                  ========

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                        BRIGHT HORIZONS FAMILY SOLUTIONS
                         SELECTED FINANCIAL INFORMATION
                                   (Unaudited)
                      (in thousands except per share data)

                                                                      Nine months ended
                                                      9/30/99                   9/30/98
                                                     --------                  --------
Revenues                                             $180,560        100.0%    $154,336         100.0%

Cost of services                                      154,957         85.8%     133,275          86.4%
                                                     ----------------------    -----------------------
Gross profit                                           25,603         14.2%      21,061          13.6%
Selling, general and
  administrative expenses                              15,566          8.6%      14,094           9.1%
Amortization                                              675          0.4%         706           0.5%
Other charges (1)                                          --          0.0%       7,500           4.8%
                                                     ----------------------    -----------------------
Income (loss) from operations                           9,362          5.2%      (1,239)         -0.8%
Net interest income                                       567          0.3%         935          -0.6%
                                                     ----------------------    -----------------------
Income (loss) before income taxes                       9,929          5.5%        (304)         -0.2%
Income tax provision                                   (4,069)        -2.3%        (853)         -0.5%
                                                     ----------------------    -----------------------
Net income (loss)                                    $  5,860          3.2%    $ (1,157)         -0.7%
                                                     ======================    =======================
                    PER SHARE DATA:

Net income (loss) per share - basic                  $   0.49                  $  (0.10)
                                                     ========                  ========
Weighted average number of common
  shares outstanding                                   11,996                    11,099
                                                     ========                  ========
Net income (loss) per share - diluted                $   0.46                  $  (0.10)
                                                     ========                  ========
Weighted average number of common and
  common equivalent shares                             12,699                    11,099
                                                     ========                  ========

                PRO FORMA INFORMATION:

Pro forma net income excluding non-recurring item    $  5,860                  $  4,237
                                                     ========                  ========
Pro forma net income per share - diluted             $   0.46                  $   0.34
                                                     ========                  ========
Weighted average number of common and
  common equivalent shares                             12,699                    12,391
                                                     ========                  ========


(1) In July 1998, the Company completed its previously announced merger between CFAM and BRHZ. Costs associated with the merger have been included as a charge in the operating results of the third quarter of 1998.